Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-272832 on Form S-3 of our report dated March 21, 2024 relating to the financial statements of Tigo Energy, Inc., appearing in the Annual Report on Form 10-K of Tigo Energy, Inc. for the year ended December 31, 2023. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

San Jose, California

May 31, 2024